EXHIBIT 5.1 — OPINION OF FOULSTON SIEFKIN LLP
April 22, 2008
Board of Directors
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
Re:	Registration Statement on Form S-8 and Post-Effective Amendment No.1 to Registration Statement No. 333-140824
Spirit AeroSystems Holdings, Inc. Amended and Restated Short-Term Incentive Plan
Spirit AeroSystems Holdings, Inc. Second Amended and Restated Long-Term Incentive Plan
Gentlemen:
     We have acted as special counsel to Spirit AeroSystems Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement under the Securities Act of 1933 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-140824 (the “Registration Statement”) covering the registration under the Securities Act of 1933 of an additional aggregate 5,000,000 shares of the Company’s Class A Common Stock, $.01 par value per share (the “Class A Shares”) that may be offered pursuant to the Company’s “Spirit AeroSystems Holdings, Inc. Amended and Restated Short-Term Incentive Plan” (the “STIP Plan”) and the Company’s “Spirit AeroSystems Holdings, Inc. Second Amended and Restated Long-Term Incentive Plan” (the “LTIP Plan”). The STIP Plan and the LTIP Plan are sometimes referred to herein collectively as the “Plans” and the Class A Shares are sometimes referred to herein collectively as the “Shares.”
     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:
(a)	the organization of the Company; and

Board of Directors
Spirit AeroSystems Holdings, Inc.

(b)	the legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the Plans and the amendments and restatements thereof.
     Based upon such examination we are of the opinion that:
(a)	Spirit AeroSystems Holdings, Inc. is duly organized and validly existing in good standing under the laws of the state of Delaware.

(b)	When the Registration Statement has been filed with the Securities and Exchange Commission and the Shares have been issued and distributed to participants of the Plans upon satisfaction of the various terms and conditions set forth in the Plans, the Shares will be duly authorized, validly, issued, fully paid and nonassessable.
     We hereby consent to (1) the use of this opinion in the Registration Statement, and (2) the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,
/s/ FOULSTON SIEFKIN LLP